UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-35610 (Commission file number)	26-4753208 (IRS Employer Identification No.)

4105 E. Madison Street, Suite 320, Seattle, Washington 98112
(Address of principal executive offices and zip code)

(206) 325-6086
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Since the date of the most recent periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Atossa Genetics Inc. (the “Company”) has issued the following securities pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Act”):

1.	On January 13, 2013, the Company issued a warrant to purchase 60,000 shares of Common Stock to a consultant as compensation for services to the Company. The warrant has an exercise price of $4.24 per share of Common Stock which was the fair market value on the date of grant. The warrant has a net-exercise feature and it vests monthly over one year so long as the consultant continues to provide services to the Company.
2.	On January 24, 2013, the Company issued 32,186 shares of Common Stock to consultants as compensation for the performance of services to the Company. The aggregate amount of consideration received by the Company for issuance of these shares was $145,704.
3.	On February 25, 2013 the Company issued 1,081,782 shares of Common Stock upon exercise of outstanding warrants. These warrants were exercised on a “net” basis without additional consideration received by the Company. These warrants were originally issued in 2011 in connection with the Company’s private placement to accredited investors pursuant to Rule 506 of Regulation D under the Act. The shares issued upon exercise of the warrants remain subject to the six-month lock-up agreements between the holders of the shares and Dawson James Securities, Inc. that were entered into in connection with the Company’s initial public offering.

The above securities were issued and sold pursuant to an exemption from registration under Section 4(a)(2) of the Act as transactions by an issuer not involving any public offering.

This report is being filed because the issuances on February 25, 2013 exceed 5% of the Company’s outstanding shares of Common Stock based on the Company’s most recent periodic report under the Exchange Act.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: February 27, 2013	By:	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D.
Chief Executive Officer